Exhibit 8

LIST OF SUBSIDIARIES

Below is a list of our subsidiaries and their jurisdiction of incorporation as of April 30, 2014.

Subsidiaries	Country of Incorporation
OJSC VimpelCom	Russia
PJSC Kyivstar	Ukraine
Staravto SC	Ukraine
Ararima Enterprises Limited	Cyprus
Fortland Limited (BVI)	BVI
LLC Kolangon-optim	Russia
B.V. VimpelCom Finance S.a.r.l.	The Netherlands
VC ESOP N.V.	Belgium
VimpelCom B.V.	The Netherlands
Takom LLC	Tajikistan
Cosiniad Investments Limited	Cyprus
Limnotex Developments Ltd.	Cyprus
Irington Developments Ltd.	Seychelles
Wenthorp Industries Ltd.	Seychelles
Kar-Tel LLP	Kazakhstan
Teta-Telecom LLP	Kazakhstan
Prunescom Ltd.	BVI
LLC CKN	Russia
LLC VimpelCom Finance	Russia
LLC VimpelCom-Invest	Russia
LLC Beeline Ventures	Russia
CJSC Makrocom	Russia
Golden Telecom, Inc.	USA (Delaware)
Cell Ukraine Ltd.	USA (Delaware)
Invest Holding LLC	Ukraine
GTS Ukrainian TeleSystems LLC.	USA (Delaware)
Golden Telecom LLC	Ukraine
Golden Telecom Limited (BVI)	BVI
GTS Finance, Inc.	USA (Delaware)
Golden Telecom Group, Inc.	USA (Delaware)
Golden TeleServices, Inc.	USA (Delaware)
SFMT-CIS, Inc.	USA (Delaware)
LLC DICOM	Russia
S-Line LLC	Ukraine
Platinum Internet LLC	Ukraine
Golden Holdings, Inc.	USA (Delaware)
Agama Limited (Cyprus)	Cyprus
CJSC Cityline	Russia
SFMT-Rusnet, Inc.	USA (Delaware)
ST Holding s.r.o.	Czech Republic (Prague city)
CJSC Samara Telecom	Russia
CJSC WBT	Russia
GTI Russian Ltd.	BVI
GTI Kaztel Ltd.	BVI
Buzton JV Ltd.	Uzbekistan
Clafdor Investments Limited	Cyprus
Comnidor Holdings Limited	Cyprus
BARDYM ENTERPRISES LIMITED	Cyprus

Subsidiaries	Country of Incorporation
LLC Sovintel Group	Russia
Antel Rascom Ltd.	BVI
CJSC RASCOM	Russia
LLC Kubtelecom	Russia
CJSC Kubintersvyaz	Russia
LLC SatilCenter	Russia
LLC ALKAR	Russia
LLC JV Sakhalin Telecom	Russia
CJSC National Service Company	Russia
Watertrail Industries Ltd.	BVI
Mobitel LLC.	Georgia
Investico Alliance Ltd.	BVI
Menacrest Limited	Cyprus
NOUSE LIMITED	Cyprus
Sky Mobile LLC	Kyrgyzstan
Armenia Telephone Company CJSC	Armenia
ArmenCell CJSC	Armenia
Freevale Enterprises	BVI
Silkway Holding B.V.	The Netherlands
Unitel LLC	Uzbekistan
Wintop Management Ltd.	Cyprus
Crayola Properties Ltd.	Cyprus
Cellcroft Holdings Ltd.	Cyprus
Crisden Holdings Ltd.	Cyprus
Cradel Investments Ltd.	Cyprus
CJSC Firm Messenger	Russia
VimpelCom Lao Co., Ltd.	Laos
VimpelCom Holding Laos B.V.	The Netherlands
2Day Telecom LLP	Kazakhstan
TNS-Plus LLP	Kazakhstan
KAZEUROMOBILE LLP	Kazakhstan
Wind Telecom S.p.A.	Italy
Weather Capital S.à.r.l	Luxembourg
Klarolux Investments S.à.r.l	Luxembourg
WIND Acquisition Holdings Finance S.p.A.	Italy
WIND Telecomunicazioni S.p.A.	Italy
WIND Retail S.r.l.	Italy
Weather Capital Special Purpose I S.A.	Luxembourg
Global Telecom Holding S.A.E (GTH)	Egypt
International Wireless Communications Pakistan Limited	Malta
Telecom Management Group Limited	Malta
Pakistan Mobile Communications Limited	Pakistan
Global Entity for Telecom Trade FZE	UAE
Ring Dubai	UAE
Business & Communication Systems (Pvt) Ltd.	Pakistan
LinkdotNET Pakistan (Pvt) Ltd.	Pakistan
LinkDotNet Telecom Limited	Pakistan
Waseela Microfinance Bank Limited	Pakistan
Mobitalk (Pvt) Ltd.	Pakistan
Mobilink Foundation	Pakistan
Global Telecom Netherlands B.V.	The Netherlands
Telecel International Ltd. S.A.	Switzerland
Telecel International Services S.A.	Switzerland
Telecel Globe Limited	Malta
Telecel Centrafrique S.A.	Central African Republic (CAR)

Subsidiaries	Country of Incorporation
U-com Burundi S.A.	Burundi
Telecom Ventures Ltd.	Malta
Banglalink Digital Communications Limited	Bangladesh
Oratel International Inc. Limited	Malta
Moga Holding Ltd.	Malta
Orascom Telecom Algeria S.p.A.	Algeria
Telecom Holding Canada (Malta) Limited	Malta
GTH Global Telecom Holding (Canada) Limited	Canada
Global Telecom S.à.r.l	Luxembourg
Global Telecom Finance S.C.A	Luxembourg
Global Luxembourg S.à.r.l	Luxembourg
Global Luxembourg Finance S.C.A.	Luxembourg
Global Telecom Oscar S.A.	Luxembourg
Telecom CS Limited (previously Cortex Services Limited)	Malta
Cortex for Services & Consultations S.A.E.	Egypt
Iraq Holding Limited	Malta
Telecom Iraq Corp. Limited	Malta
Ring for Distribution S.A.E	Egypt
Multi Media Mega Stores	Egypt
Ring Iraq	Iraq
Ring for Handset Service (CaRing)	Egypt
Advanced Electronic Industries	Egypt
Egyptian Company for Marketing and Telecommunication and Service “Connect”	Egypt
The Phone Company FZO	UAE
Ring Distribution (Private) Limited	Pakistan
CaRing (Private) Limited	Pakistan
R&D S.à.r.l	Tunisia
Ring Algeria LLC	Algeria
Ring Algeria Services	Algeria
Ring Maintenance (CaRing)	Algeria
Ring Distribution (Private) Limited	Bangladesh
Global Telecom Acquisition S.à.r.l	Luxembourg
Global Telecom One S.à.r.l	Luxembourg
Orascom Telecom Services L.L.C	Egypt
Database Management Services Limited	Malta
Database Management Services Algeria	Algeria
M-Link Ltd.	Malta
Sawyer Limited	Malta
Telecom Eurasia Limited	Malta
Minimax Ventures Limited	Malta
Financial Powers Plan Limited	Malta
Telecom ESOP Ltd.	Malta
Orascom for International Investment Holding	Malta
Wind Acquisition Finance S.A.	Luxembourg
International Telecommunications Consortium Limited	UK
Consortium Algerien de Telecomunications S.p.a.	Algeria
Ring Tunisia S.à.r.l (Ring Tunisie)	Tunisia
Ring Distribution Tunisia	Tunisia
Ring Distribution Detail S.à.r.l (Ring Retail)	Tunisia
Med Cable Limited	UK
VimpelCom (BVI) Ltd.	BVI
VimpelCom Amsterdam B.V.	The Netherlands
VimpelCom Holdings B.V.	The Netherlands
VimpelCom Amsterdam Finance B.V.	The Netherlands
VimpelCom International Services B.V.	The Netherlands
VimpelCom Telecom Holding B.V.	The Netherlands
GTH Canada B.V.	The Netherlands
VimpelCom Georgia Holdings B.V.	The Netherlands
GTH Cambodia Ltd.	BVI
LLC Megabridge	Russia
Orascom Telecom Service Algérie (OTSA) EURL	Algeria
GTH Global Telecom Finance (B.C.) Limited	Canada
VimpelCom Cyprus Finance Limited	Cyprus
VimpelCom Cyprus Holding Limited	Cyprus
Orascom Holding Handset Investment Company	Egypt
S&G Limited Liability Partnership	Kazakhstan
VimpelCom Armenia Holding B.V.	The Netherlands
VimpelCom Micro Holdings B.V.	The Netherlands
CJSC Euroset	Ukraine